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                                                                       Exhibit G

                               FIRST AMENDMENT TO
                          COMMON STOCK PURCHASE WARRANT
                              DATED AUGUST 10, 1998
                                 (WARRANT NO. 2)

               WHEREAS, Foreland Corporation, a Nevada corporation (the "Company") has granted to Energy Income Fund, L.P., a Delaware limited partnership (the "Holder") a warrant to purchase 750,000 shares of Common Stock of the Company pursuant to that certain Common Stock Purchase Warrant, dated August 10, 1998 ("Warrant No. 2") in connection with that certain Financing Agreement entered into between the Company and the Holder on January 6, 1996, as amended by that First Amendment to Financing Agreement dated August 10, 1998 and that Second Amendment to Financing Agreement (the "Second Amendment") dated as of even date herewith (as amended, the "Financing Agreement"); and

               WHEREAS, in exchange for a deferral of principal payments, an advance of additional funds and other consideration set forth in the Second Amendment, the Company has agreed to extend the expiration date of Warrant No. 2; and

               WHEREAS, the Company and the Holder desire to amend certain terms of Warrant No. 2 to reflect these changes.

               NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder agree as follows:

               1.     Amendments to Warrant No. 2.

                      a. The first sentence of the first paragraph following the legend of Warrant No. 2 is amended by deleting it and replacing it with the following:

                      FOR VALUE RECEIVED, Energy Income Fund, L.P., a Delaware limited partnership (the "Holder"), is entitled to purchase from Foreland Corporation, a Nevada corporation (the "Company"), subject to the terms and conditions herein set forth, at any time before 5:00 p.m. Longmeadow, Massachusetts time on December 31, 2003, or the first business day thereafter if such day is not a business day or such other date as may be established in accordance with the terms of this Warrant (the "Expiration Date"), Seven Hundred Fifty Thousand (750,000) of the shares of duly authorized, validly issued, fully paid and nonassessable Common Stock of the Company, one-tenth of a cent ($.001) par value (the "Warrant Stock"), subject to adjustment of the number or kind of shares constituting Warrant Stock as hereinafter provided.

                      b. Section 1.7 of Warrant No. 2 is deleted and replaced with the following:


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                             1.7 "Expiration Date" means December 31, 2003, or
                      the first business day thereafter if such day is not a business day, or such other date as may be established in accordance with the terms of this Warrant.

                      c. Section 1.19 of Warrant No. 2 is deleted and replaced with the following:

                             1.19 "Warrant No. 1" means the warrant dated
                      January 6, 1998 issued by Foreland to EIF for Seven Hundred Fifty Thousand (750,000) shares of Common Stock with an exercise price of Six Dollars ($6) per share.

                      d. The third paragraph of Section 4.5 is deleted and replaced with the following:

                             The foregoing provisions of this Section shall not
                      apply to (i) each issuance of additional securities, if any, the proceeds of which are used to repay the Loan in full within thirty (30) days (ii) each issuance of equity securities, if any, that is pursuant to an offering with net proceeds to Foreland of Twenty Million Dollars ($20,000,000) or more or (iii) the issuance of securities pursuant to the Stock Purchase Agreement or Common Stock Issuance Agreement (as each term is defined in the Financing Agreement). The occurrence of any issuance described in (i), (ii) or (iii) above shall not in any way limit the subsequent application of any other provision of this Section.

                      e. The first paragraph of Section 8.3 of Warrant No. 2 is deleted and replaced with the following:

                             8.3 Piggyback Registration Rights. If, at any time
                      on or before the expiration of this Warrant, the Company proposes to file a registration statement for the public sale of any of its Common Stock or Common Stock Equivalents under the 1933 Act (other than registration statements (i) provided for in Section 8.4 hereof or (ii) pursuant to Form S-4 and Form S-8 of the Securities Act of
                      1933) the Company shall, not later than thirty (30) days prior to the initial filing of the registration statement, deliver notice of its intent to file such registration statement to the Holder, setting forth the minimum and maximum proposed offering price, commissions, and discounts in connection with the offering, and other relevant information. Within twenty (20) days after receipt of notice of the Company's intent to file a registration statement, the Holder shall be entitled to request that some or all of the Warrant Stock be included in such registration statement, and the Company will use its best efforts to cause such Warrant Stock to be included in the offering covered by such registration statement. In the event the Warrant Stock is included in the

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                      registration statement (a "Piggyback Registration"), the
                      Holder may transfer this Warrant to an underwriter or broker for exercise by such underwriter or broker in connection with a distribution of the Warrant Stock.

                      f. The first paragraph of Section 8.4 of Warrant No. 2 is deleted and replaced with the following:

                             8.4 Demand Registration Rights. At any time, the
                      Holder shall be entitled to request that the Warrant Stock be registered under the 1933 Act. The Company shall, as soon as practicable after receipt of a written request for registration, file, and use its best efforts to cause to become effective, an appropriate registration statement under the 1933 Act covering the Warrant Stock, provided that in the opinion of the Company's counsel, no events preclude such registration. The Company may postpone for a reasonable period of time (not to exceed 90 days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section if, at the time it receives a request for registration:

               2. All capitalized terms used herein shall have the meanings ascribed to them in Warrant No. 2 unless expressly defined otherwise in this Amendment.

               3. THIS AMENDMENT IS TO BE CONSTRUED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

               4. Except as expressly amended hereby, Warrant No. 2 remains in full force and effect. Any references to this Warrant in the Loan Documents (as defined in the Financing Agreement) shall refer to Warrant No. 2 as amended hereby.

               5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each complete set of which, when so executed by the parties, constitutes an original but all such counterparts together constituting but one and the same instrument.


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               IN WITNESS WHEREOF, the undersigned, by each of their respective duly authorized officers or representatives, have set their hands hereto as of the 4th day of February, 1999.


                                            FORELAND CORPORATION


                                            By:   /S/ N. THOMAS STEELE
                                                  --------------------
                                                   N. Thomas Steele
                                                   President



                                            ENERGY INCOME FUND, L.P.

                                            By:    EIF General Partner, L.L.C.,
                                                   its General Partner


                                                   By:  /S/ ROBERT D. GERSHEN
                                                        ---------------------
                                                      Robert D. Gershen
                                                      A Managing Director


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